As filed with the Securities and Exchange Commission on May 31, 2000

                                                   Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                                  IMATION CORP.
             (Exact name of registrant as specified in its charter)

                 Delaware                                 41-1838504
       (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)                Identification No.)

              1 Imation Place
            Oakdale, Minnesota                               55128
 (Address of Principal Executive Offices)                 (Zip Code)

                       IMATION RETIREMENT INVESTMENT PLAN
                                  (As Amended)
                            (Full title of the plan)

                             John L. Sullivan, Esq.
                                  Imation Corp.
                                 1 Imation Place
                            Oakdale, Minnesota 55128
                                 (612) 704-3831
(Name, address and telephone number, including area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- -------------------- --------------------- --------------------
                                                       Proposed maximum     Proposed maximum
Title of securities to be        Amount to be          offering price per   aggregate offering    Amount of
registered                       registered(1)         share(2)             price(2)              registration fee
-------------------------------- --------------------- -------------------- --------------------- --------------------
Common Stock, $.01 par value
  per share (3)                  2,000,000             $ 26.22              $ 52,440,000          $ 13,844.16
-------------------------------- --------------------- -------------------- --------------------- --------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan named herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange as reported in the consolidated transaction reporting system on May 24, 2000.

(3) Each share of Common Stock includes a Preferred Stock Purchase Right pursuant to the registrant's Shareholder Rights Plan.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents that have been filed by Imation Corp. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement, as of their respective dates:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 and any other registration statement filed by the Company under the Exchange Act, including any amendment filed for the purpose of updating such description.

            All documents filed by the Company or the Imation Retirement Investment Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

            Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            John L. Sullivan, who has given an opinion of counsel with respect to the securities to which the Registration Statement relates, is an employee and officer (Vice President, General Counsel and Secretary) of the Company. Mr. Sullivan is eligible to participate in the Imation Retirement Investment Plan.

Item 6.   Indemnification of Directors and Officers.

            Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative.

            Article Fourteenth of the Company's Restated Certificate of Incorporation provides that the liability of a director to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under the Delaware General Corporation Law, as amended from time to time.

            The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent authorized or permitted by the Delaware General Corporation Law, as amended from time to time. Expenses incurred by officers and directors in defending actions, suits, or proceedings may be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

            The Company has entered into individual Indemnity Agreements with each of its directors pursuant to which the Company has agreed to indemnify each of its directors for expenses and damages in connection with claims against each director in connection with the director's service to the Company to the full extent authorized or permitted by the Delaware General Corporation Law, as amended from time to time.

            The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7. Exemption From Registration Claimed.

            Not applicable.

Item 8. Exhibits

Exhibit
Number              Description
------              -----------

  4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

  4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

  4.3 Rights Agreement, dated as of June 18, 1996 between the Registrant and Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

  4.4 Amendment No. 1 to the Rights Agreement dated as of January 12, 1999 between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit
                    4.2 to the Company's Form 8-K Current Report dated February 8, 1999).

  4.5 Form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

  5.1               Opinion of Counsel.

  5.2 Determination Letter from the Internal Revenue Service with respect to qualification of the Imation Retirement Investment Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

  15.1 Awareness Letter of PricewaterhouseCoopers LLP (regarding interim financial information).

  23.1              Consent of PricewaterhouseCoopers LLP.

  23.2 Consent of Counsel (contained in Exhibit 5.1 to this Registration Statement).

  24.1              Power of Attorney.

Item 9. Undertakings.

      A.    Post-Effective Amendments.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B.    Subsequent Documents Incorporated by Reference.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Imation Retirement Investment Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.    Claims for Indemnification.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakdale, State of Minnesota, May 31, 2000.

                                       IMATION CORP.


                                       By: /s/ William T. Monahan
                                           -------------------------------------
                                           William T. Monahan
                                           Chairman of the Board, President and
                                           Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Name                               Title                        Date
       ----                               -----                        ----

/s/ William T. Monahan           Chairman, President, Chief         May 31, 2000
-----------------------------    Executive Officer and Director
William T. Monahan               (principal executive officer)

/s/ Robert L. Edwards            Senior Vice President, Chief       May 31, 2000
-----------------------------    Financial Officer and Chief
Robert L. Edwards                Administrative Officer
                                 (principal financial officer)

/s/ Paul R. Zeller               Vice President, Corporate          May 31, 2000
-----------------------------    Controller (principal accounting
Paul R. Zeller                   officer)

        *                        Director                           May 31, 2000
-----------------------------
Richard E. Belluzzo

        *                        Director                           May 31, 2000
-----------------------------
Lawrence E. Eaton

        *                        Director                           May 31, 2000
-----------------------------
Michael S. Fields

        *                        Director                           May 31, 2000
-----------------------------
Linda W. Hart

        *                        Director                           May 31, 2000
-----------------------------
William W. George

        *                        Director                           May 31, 2000
-----------------------------
Ronald T. LeMay

        *                        Director                           May 31, 2000
-----------------------------
Marvin L. Mann

        *                        Director                           May 31, 2000
-----------------------------
Daryl J. White

*By  /s/ John L. Sullivan
   ---------------------------
       John L. Sullivan
       Attorney-in-fact

            Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakdale, State of Minnesota, on May 31, 2000.

                                       IMATION RETIREMENT
                                       INVESTMENT PLAN

                                       By: Imation Corp.,
                                           the Plan Administrator

                                       By /s/ John L. Sullivan
                                          --------------------------------------
                                          John L. Sullivan
                                          Vice President, General Counsel and
                                          Secretary

                                  EXHIBIT INDEX

Exhibit Number                     Description                           Page
--------------                     -----------                           ----

     4.1            Restated Certificate of Incorporation of the
                    Registrant (incorporated by reference to Exhibit
                    3.1 to Amendment No. 3 to the Company's
                    Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

     4.2 Amended and Restated By-Laws of the Registrant (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

     4.3 Rights Agreement, dated as of June 18, 1996 between the Registrant and Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

     4.4 Amendment No. 1 to the Rights Agreement dated as of January 12, 1999 between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K Current Report dated February 8, 1999).

     4.5 Form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

     5.1            Opinion of Counsel.

     5.2 Determination Letter from the Internal Revenue Service with respect to qualification of the Imation Retirement Investment Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

    15.1 Awareness Letter of PricewaterhouseCoopers LLP (regarding interim financial information).

    23.1            Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Counsel (contained in Exhibit 5.1 to this Registration Statement).

    24.1            Power of Attorney.